Exhibit 10.52

LEASE AMENDMENT

BY THIS INDENTURE OF LEASE, dated January 5, 2000, commencing May 1, 2005,

The Hillsborough Group, a General Partnership, duly authorized under the laws of the State of New Hampshire, with a principal place of business at 436 South River Road, Building B, Bedford, County of Hillsborough and State of New Hampshire (hereinafter called “Lessor”) leases to Merrimack Services Corporation (a subsidiary of PC Connection, Inc.), with a principal place of business located at Route lOlA, 730 Milford Road, Merrimack, New Hampshire 03054 (hereinafter called “Lessee”):

A 9,688 S.F. Building, more or less, located at 706 Route lOlA, Merrimack, NH, for a term of one (1) year, commencing May 1, 2005 for a base rent of $14.00 per square foot which is equal to an annual rent of $135,632 payable in equal monthly installments of $11,302.67 in advance on the 1st day of each month, commencing with the first month of the term, to EastPoint Properties, Inc., at 436 South River Road, Building B, Bedford NH, all on the terms described in Paragraphs 5 through 19, as well as the late payment clause in Paragraph 4, of the current lease for the building dated January 5, 2000.

Lessee shall have the right to renew the lease for the entire building for one additional one (1) year term as follows: May 1, 2006 - April 30, 2007. All provisions of the Lease shall continue during the renewal term, with the exception of the ‘base rent’. The base rent will be established by obtaining a factor from the previous twelve months, from the Northeast Urban Area Consumer Price Index (CPI) as published by the Department of Labor, and applying this factor to the existing base rent. This process will be completed by the Lessor and presented to the Lessee in writing no later than 5:00 P.M. on June 1, 2005. Lessee must exercise this option in writing delivered to Lessor on or before 5:00 P.M. on August 1, 2005 or Lessee loses all rights to extend this Lease, and Lessor may begin work to replace the windows and entrance to the building as described in paragraph 12 of the original lease any time after August 1, 2005. If Lessee exercises this option, the term of the one-year extension shall commence on May 1, 2006.

IN WITNESS WHEREOF, the parties have caused this lease to be executed on the day and date first above written. This lease shall be binding on all parties as well as their respective successors, assigns, heirs, executors and administrators.

LESSOR:

HILLSBOROUGH GROUP

/S/ Patty St. Laurent	By:	/S/ A. DeSaulnier
Witness	Its:	Agent

LESSEE:

MERRIMACK SERVICES CORPORATION

/S/ Robert A. Pratt	By:	/S/ Mark A. Gavin
Witness	Its:	President